EXHIBIT 10.41

AVAYA INC.

SAVINGS RESTORATION PLAN

Effective January 1, 2004

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION
1.1 Purpose of Plan
1.2 Status of Plan

ARTICLE 2 DEFINITIONS
2.1 “Account”
2.2 “Automatic Company Allocation”
2.3 “Beneficiary”
2.4 “Compensation”
2.5 “Change in Control”
2.6 “Code”
2.7 “Company”
2.8 “Effective Date”
2.9 “Elective Deferrals”
2.10 “Eligible Employee”
2.11 “Employee”
2.12 “Employer”
2.13 “ERISA”
2.14 “Limit”
2.15 “Matching Allocation”
2.16 “Participant”
2.17 “Plan”
2.18 “Plan Administrator”
2.19 “Plan Year”
2.20 “Qualified Plan”

ARTICLE 3 ELIGIBILITY AND PARTICIPATION
3.1 Eligibility
3.2 Participation

ARTICLE 4 CONTRIBUTIONS
4.1 Elective Deferrals
4.2 Elections
4.3 Automatic Company Allocations
4.4 Matching Allocations

ARTICLE 5 ACCOUNTS
5.1 Accounts
5.2 Investments
5.3 Statements

ARTICLE 6 VESTING

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ARTICLE 7 DISTRIBUTION OF ACCOUNTS
7.1 Election of Payment Form
7.2 Death
7.3 Taxes

ARTICLE 8 PLAN ADMINISTRATION
8.1 Establishment and Authority of Committee
8.2 Committee Procedures
8.3 Communications to the Committee
8.4 Claims Procedure
8.5 Delegation of Duties
8.6 Appropriate Forms
8.7 Liability for Breach of Duty by Others
8.8 Indemnity for Liability
8.9 Powers, Duties, Procedures
8.10 Information

ARTICLE 9 AMENDMENT AND TERMINATION
9.1 Authority to Amend and Terminate
9.2 Existing Rights

ARTICLE 10 MISCELLANEOUS
10.1 No Funding
10.2 General Creditor Status
10.3 Non-assignability
10.4 Limitation of Participant’s Rights
10.5 Participants Bound
10.6 Satisfaction of Claims; Unclaimed Benefits
10.7 Governing Law and Severability
10.8 Not Contract of Employment
10.9 Severability
10.10 Headings

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Avaya Inc.
Savings Restoration Plan

As Effective January 1, 2004

ARTICLE 1
INTRODUCTION

1.1                               Purpose of Plan.  Avaya Inc. (the “Company”) established the Avaya Inc. Savings Restoration Plan (the “Plan”) to provide certain eligible employees certain benefits otherwise limited under the Avaya Inc. Savings Plan for Salaried Employees due to certain limitations established under the Internal Revenue Code for such plan.  The Plan is hereby effective January 1, 2004.

1.2                               Status of Plan.  The Plan is intended to be an unfunded plan maintained by the Company “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and the Plan shall be interpreted and administered consistent with this intent.

ARTICLE 2
DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1                               “Account” means an account established for the benefit of a Participant under Section 5.1, which may include one or more sub-accounts.

2.2                               “Automatic Company Allocation” means an allocation as described in Section 4.1 by the Employer for the benefit of a Participant who is an Eligible Employee.

2.3                               “Beneficiary” means the beneficiary or beneficiaries designated by a Participant or otherwise under Section 7.2 to receive an amount, if any, payable from such Participant’s Account upon the death of the Participant.

2.4                               “Compensation” means base pay (before reductions under Code Sections 125, 401(k) and 132(f)), payments received under the Avaya Inc. Short-Term Disability Plan for Salaried Employees, short-term incentive compensation plan awards, and marketing and sales incentive compensation paid to a Participant while employed as an Eligible Employee.

2.5                               “Change in Control” means:

(i)                                     an acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section; or

(ii)                                  a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation by an Entity other than the Board for the purpose of opposing a solicitation by any other Entity with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)                               the approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such

Corporate Transaction (including, without limitation, a corporation or other individual, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of the directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv)                              the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.6                               “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.7                               “Company” means Avaya Inc., a Delaware corporation, or any successor corporation thereto.

2.8                               “Effective Date” means January 1, 2004, the date of the establishment of the Plan.

2.9                               “Elective Deferrals” means amounts an Eligible Employee elects to defer under the Plan pursuant to Section 4.1.

2.10                        “Eligible Employee” means any Employee designated by the Company in its sole discretion as an Eligible Employee, who satisfies the eligibility requirements set forth in Article 3.

2.11                        “Employee” means an employee of an Employer who is an “eligible employee” under the Qualified Plan.

2.12                        “Employer” means the Company or an affiliated corporation of the Company that is a “participating company” under the Qualified Plan.

2.13                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.14                        “Limit” means the Code Section 401(a)(17) limit on Compensation or the Code Section 415 limit on allocations under the Qualified Plan.

2.15                        “Matching Allocation” means an allocation by the Employer for the benefit of a Participant who is an Eligible Employee, as described in Section 4.2.

2.16                        “Participant” means a current or former Eligible Employee who participates in the Plan in accordance with Article 3 or maintains an Account balance hereunder.

2.17                        “Plan” means the Avaya Inc. Savings Restoration Plan as provided herein and as amended from time to time.

2.18                        “Plan Administrator” shall mean the person(s) designated in Section 8.4.

2.19                        “Plan Year” means the calendar year.

2.20                        “Qualified Plan” means the Avaya Inc. Savings Plan for Salaried Employees, as amended from time to time.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility.  An Eligible Employee shall be eligible to participate in the Plan.

3.2                               Participation.  An Eligible Employee shall become a Participant in the Plan on the first date an amount is credited to his or her Account.  A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4
CONTRIBUTIONS

4.1                               Elective Deferrals.  With respect to any Plan Year, an Eligible Employee may irrevocably elect to defer, on a pre-tax basis, up to 25% (in whole percentages) of his or her

Compensation after reaching a Limit for the Plan Year.  The deferral percentage elected by an Eligible Employee shall only apply to Compensation after a Limit is reached for a Plan Year.  Such an election is a separate and independent election from an election to defer Compensation under the Qualified Plan.

4.2                               Elections.

(a)                                  Time for Making Elective Deferral Elections.

(i)                                     Generally.  An election to defer Compensation must be made on or before September 30 prior to the calendar year in which such Compensation is earned.  The Plan Administrator will notify each Eligible Employee of the applicable election period and deadline for filing such elections.  Notwithstanding the foregoing, an election to defer Compensation for the first Plan Year must be made before January 1, 2004.

(ii)                                  Newly Eligible Employees.  In the case of an individual who first becomes an Eligible Employee during a Plan Year, such Eligible Employee must make an election to defer Compensation within 30 days after the Employee becomes an Eligible Employee.  Such an election shall be effective beginning with the first administratively feasible payroll period beginning after the date the Eligible Employee submits his or her election to the Plan Administrator.  Such an election shall be effective only with respect to Compensation earned after the effective date of the election.

(b)                                 Deferral Forms; Irrevocability.  All deferral election forms must be timely filed, recorded or otherwise made in the manner prescribed by the Plan Administrator.  An Eligible Employee may change a prior election up to the date established under Section 4.3(a), as applicable.  However, from and after the last date permitted for making such elections, all deferral elections pursuant to this Article 4 shall be irrevocable.

(c)                                  No Election.  An Eligible Employee’s deferral election for a Plan Year shall apply to subsequent Plan Years until he or she revokes such election.

4.3                               Automatic Company Allocations.  Each payroll period after an Eligible Employee reaches a Limit for a Plan Year, the Plan Administrator shall credit an Automatic Company Allocation to such Eligible Employee’s Account.  The Automatic Company Allocation for an Eligible Employee shall equal two percent multiplied by the Eligible Employee’s Compensation for the payroll period after the Eligible Employee reached a Limit for the Plan Year.

4.4                               Matching Allocations.  A Participant who reaches a Limit for a Plan Year shall receive a Matching Allocation equal to the excess of:  (a) the sum of (i) 100% of the Participant’s Elective Deferrals under this Plan and contributions (excluding catch up and rollover contributions) under the Qualified Plan up to 2% of Compensation plus (ii) 50% of the Participant’s Elective Deferrals under this Plan and contributions (excluding catch up and rollover contributions) under the Qualified Plan in excess of 2% of Compensation, up to 6% of

Compensation, over (b) such Participant’s matching contributions under the Qualified Plan for the Plan Year.

ARTICLE 5
ACCOUNTS

5.1                               Accounts.  The Plan Administrator shall establish an Account for each Participant to reflect allocations, if any, made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account.  A separate sub-account shall be established for Elective Deferrals, Automatic Company Allocations, and Matching Allocations.  The Accounts are established solely for the purposes of tracking allocations and any income adjustments thereto.  The Accounts shall not be used to segregate assets for payment of any amounts deferred or allocated under the Plan.

5.2                               Investments.

(a)                                  Amounts credited to each Participant’s Account shall be deemed invested, in accordance with the Participant’s directions, in one or more investment funds that are available under the Plan.  If a Participant does not make investment elections with respect to amounts credited to his or her Account, such amounts shall be deemed invested in the investment fund as the Avaya Inc. Investment Committee may direct.

(b)                                 A Participant shall make his or her investment fund selections at such time as he or she makes a Deferral Election, as described in Article 4.  Investments must be made in whole percentages.  From time to time, pursuant to uniform nondiscriminatory rules established by the Plan Administrator, a Participant may change his or her investment elections or may reallocate amounts invested among the investment funds available under the Plan.

(c)                                  Expense charges for transactions performed for each Participant’s Account shall be debited against each respective Account.  Other Plan charges and administrative expenses will be debit against Participant Accounts to the extent not paid by the Employer.

5.3                               Statements.  Periodically, the Plan Administrator shall provide the Participant with access to a statement of such Participant’s Account reflecting the deemed income, gains and losses (realized and unrealized), contributions and distributions with respect to such Account since the prior statement.

ARTICLE 6
VESTING

Subject to Plan Section 10.2, a Participant shall have a fully vested and nonforfeitable right to his or her:

(a)                                  Elective Deferral subaccount at all times, and

(b)                                 Automatic Company Allocation and Matching Allocation subaccounts on the earlier of the date he or she becomes 100 percent vested under the Qualified Plan or the date of a Change in Control.

ARTICLE 7
DISTRIBUTION OF ACCOUNTS

7.1                               Election of Payment Form.  Except as otherwise permitted in this Article 7, a Participant may elect, on a form provided by the Plan Administrator, one of the following payment options for all amounts credited to such Participant’s Account:

(a)                                  a lump sum payment as soon as practicable after termination of employment;

(b)                                 a lump sum payment in the January following termination of employment; or

(c)                                  annual installments over a period of up to ten years (as elected by the Participant).

Notwithstanding the foregoing, a Participant’s Account shall be paid as a lump sum payment pursuant to paragraph (b) if: (i) the amounts credited to a Participant’s Account do not exceed $100,000 when he or she terminates employment, or (ii) the Participant does not make a payment form election.  Notwithstanding the foregoing, if there is a Change of Control, each Participant’s Account shall be paid as a lump sum payment as soon as practicable after such Change of Control.

Any election of payment form shall be made during the time for making an elective deferral election in Section 4.2.  After such an election is made it shall be irrevocable until the next period under Section 4.2 during which such Participant could make an elective deferral election.

Payments from a Participant’s Account may be in cash or in property, as determined by the Plan Administrator or the trustee of any existing trust from which payment is made.

For purposes of the Plan, a Participant shall terminate employment when the Participant separates from service with an Employer and all majority-owned subsidiaries of the Company.  In addition, termination of employment shall include when a Participant separates from service due to a permanent disability.  However, temporary absence from employment because of illness, vacation, approved leaves of absences, and transfers of employment among the Employers and the Company’s majority-owned subsidiaries shall not be considered a termination of employment or an interruption of employment.

7.2                               Death.  If a Participant dies before payment of his or her Account, all amounts credited to the Participant’s Account shall be paid to the Participant’s designated Beneficiary in a single lump sum as soon as practicable following the date of the Participant’s death.

A Participant may designate a Beneficiary by notifying the Plan Administrator in writing, at any time before Participant’s death, on a form prescribed by the Plan Administrator for that purpose.  A Participant may revoke any Beneficiary designation or designate a new Beneficiary at any time without the consent of a Beneficiary or any other person.  If no Beneficiary is designated or no Beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or if none, to the Participant’s estate.

7.3                               Taxes.  Income taxes and other taxes payable with respect to an Account shall be deducted from such Account.  All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

ARTICLE 8
PLAN ADMINISTRATION

8.1                               Establishment and Authority of Committee.

(a)                                  Committee.  The Board of Directors of the Company has appointed the Employee Benefits Committee, which shall serve as the “plan administrator” and “named fiduciary” as those terms are defined in ERISA.  The Employee Benefits Committee shall serve as the final review committee, under the Plan, to determine conclusively for all parties any and all questions arising from the administration of the Plan and shall have sole and complete discretionary authority and control to manage the operation and administration of the Plan, including, but not limited to the determination of all questions relating to eligibility for participation and benefits, interpretation of all Plan provisions, determination of the amount and kind of benefits payable to any Participant, spouse or Beneficiary, construction of disputed or doubtful terms, to employ the services of service providers, consultants and others who may be employees of the Company, and to take such other action as it may find necessary or appropriate to discharge its responsibilities with respect to the Plan.  Such decision shall be conclusive and binding on all parties and not subject to further review.  The Company has appointed members who may be employees of the Company to serve on the Employee Benefits Committee.

(b)                                 Rules.  The Company shall adopt rules for operation of the Committee.  The Committee shall have authority to adopt such further rules, not inconsistent with those adopted by the Company, as the Committee may find appropriate.  The Company and the Committee may each employ persons to render advice with regard to any of its responsibilities under the Plan.  The Company and the Committee may delegate authority with respect to certain matters to officers or Employees of the Company.

(c)                                  Appointment of Plan Administrator.  The Employee Benefits Committee shall appoint or provide for the appointment of a person, to be known as the Plan Administrator, who shall have authority to grant or deny claims for benefits under the Plan.  Benefits under this Plan will be paid only if the Plan Administrator decides in the Plan Administrator’s discretion that the applicant is entitled to them.  The Secretary of the Employee Benefits Committee has the authority to appoint a Temporary Plan Administrator, should the Plan Administrator be unable to act, in the event of an emergency or due to absence of one week or more.  During the period covered by the appointment, the Temporary Plan Administrator shall have all the powers and duties that have been assigned to the Plan Administrator.

8.2                               Committee Procedures.

(a)                                  No Committee member at any time acting hereunder who is a Participant shall have any voice in any decision of the Committee made uniquely with respect to such Committee member or his or her participation or benefits hereunder.

(b)                                 In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons.

(c)                                  Each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers and all of the privileges and immunities hereby conferred upon the original Committee members hereunder, and all of the duties and obligation so imposed upon the original Committee members hereunder.

8.3                               Communications to the Committee.  Communications to the Employee Benefits Committee shall be addressed to the Secretary, Employee Benefits Committee, 211 Mt. Airy Road, Basking Ridge, NJ 07920.  The Secretary of the Employee Benefits Committee is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

8.4                               Claims Procedure.

(a)                                  Initial Claim Determination.  Claims by a Participant or beneficiary shall be presented in writing to the Plan Administrator.  The Plan Administrator shall review the claim and determine whether the claim should be approved or denied.  In the event the claim is denied (in whole or in part), the Plan Administrator shall notify the Participant or Beneficiary in writing of such denial within 90 days after receipt of the claim.  The letter of denial shall set forth the following information:

(i)                                     the specific reason or reasons for the denial;

(ii)                                  specific reference to pertinent Plan provisions on which the denial is based;

(iii)                               a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)                              an explanation that a full and fair review by the Employee Benefits Committee of the decision denying the claim may be requested by the claimant or his or her authorized representative by filing with the Committee, within 60 days after such notice has been received, a written request for such review; and

(v)                                 an explanation that if such request is so filed, the claimant or his or her authorized representative may review relevant documents and submit issues and comments in writing within the same 60 day period specified in Paragraph (a)(iv) above.

If a claimant receives no response from the Plan Administrator, the claim is considered denied.

(b)                                 Extension of Time for Notice of Denial.  If special circumstances require an extension of time beyond the 90 day period, the claimant shall be so advised in writing within the initial 90 day period.  In no event shall such extension exceed an additional 90 days.

(c)                                  Appeal of Plan Administrator’s Determination.  Any claimant may submit a written request for review of the decision denying the claim if:

(i)                                     The claim is denied by the Plan Administrator;

(ii)                                  No reply at all is received after 90 days; or

(iii)                               The Plan Administrator has extended the time by an additional 90 days and no reply is received.

In such case, the Employee Benefits Committee shall make a full and fair review of such decision within 60 days after receiving a request for review and notify the claimant in writing of the review decision.

(d)                                 Time of Committee Decision.  The decision of the Employee Benefits Committee shall be made promptly, and not later than 60 days after the Committee receives the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receiving the request for review.  The claimant shall be given a copy of the decision promptly.  The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.  If the Employee Benefits Committee does not respond within 60 or 120 days, the claimant may consider the appeal denied.

(e)                                  Exhaustion of Remedy.  No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until he or she has first exhausted the procedures set forth in this Section.

8.5                               Delegation of Duties.  The Committee may engage such persons (who may be employees of the Company) as it shall determine to perform on its behalf the services required of it hereunder, and may, by a written instrument, (a) designate one or more of them to execute all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Plan and (b) change any such designation theretofore made, and any Committee member may so revoke any such designation theretofore made.  Any third party may rely upon the continued effectiveness of any such a delegation until such third party is given notice of the change or revocation thereof.

8.6                               Appropriate Forms.  To the extent that the Committee and the Employers shall prescribe forms for use by the Participants and their respective Beneficiaries in communicating with the Committee or the Employers, as the case may be, and shall establish periods during which communications may be received, they shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form, and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period.  The Committee and the Employers shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, or in accepting any notice or communication which shall not be on the proper form and/or shall not be received during the proper period, and shall not be deemed imprudent by reason of so doing.

8.7                               Liability for Breach of Duty by Others.

(a)                                  Except as otherwise provided in ERISA § 405(a):

(i)                                     No member of the Employee Benefits Committee shall be answerable or accountable for any act, default, neglect or misconduct of any person to whom authority is delegated or of any other person transacting business with the Committee if such person shall have been selected by the Committee or the Company in good faith and if the selection of such person shall not constitute a violation of ERISA § 404(a)(1);

(ii)                                  No member of the Employee Benefits Committee shall be answerable or accountable for any act, default, neglect or misconduct of any other Committee member or Committee members or be otherwise answerable or accountable under any circumstances whatever except for his or her own bad faith to the extent that responsibilities, obligations or duties have been allocated to such other Committee member or Committee members; and

(iii)                               No auditor, accountant or legal counsel retained by the Employee Benefits Committee or any person engaged by the Committee shall be answerable or accountable under any circumstances whatever except for the breach of responsibilities, obligations or duties specifically imposed upon and allocated to him or her by the Committee.

(b)                                 In the administration of the Plan and the members of the Committee, as appropriate, shall discharge their duties solely in the interest of the Participants, and their Beneficiaries and:

(i)                                     for the exclusive purpose of providing benefits to the Participants, and their Beneficiaries and the payment of the reasonable administrative expenses of the Plan; and

(ii)                                  with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aim.

(c)                                  In addition to all rights to allocate and delegate responsibilities, obligations, or duties specifically granted to the Committee by the provisions hereof, it is specifically understood that the Committee is hereby granted, and shall always have, to the fullest extent allowed by law, the power to delegate and allocate, by a written instrument executed by all of the members of the Committee and revocable by any of them, any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation the responsibility to carry out any responsibilities of the Committee hereunder and, to the extent of any such allocation or delegation, shall have no responsibility for any acts or omissions of the members of the Committee or of any other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

8.8                               Indemnity for Liability.  To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify the members (and former members) of the Committee, and any other current or former officer, director, or Employee of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company’s approval, arising from such person’s action or failure to act.

8.9                               Powers, Duties, Procedures.  .The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as the Plan Administrator may establish.

8.10                        Information.  To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

ARTICLE 9
AMENDMENT AND TERMINATION

9.1                               Authority to Amend and Terminate.  Subject to Section 9.2, the Board of Directors of the Company (or a delegate of the Board) shall have the right to amend or terminate the Plan at any time.  If the Plan is terminated and a trust is established (as described in Section 10.1), the Company may (a) elect to continue to maintain the trust to pay benefits hereunder as they become due as if the Plan had not terminated, or (b) direct the trustee to pay promptly to Participants (or their Beneficiaries) the balance of their Accounts.

9.2                               Existing Rights.  No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the later of the date such amendment or termination is adopted or effective.

ARTICLE 10
MISCELLANEOUS

10.1                        No Funding.  The Company intends that the Plan constitute an “unfunded” plan for tax purposes and for purposes of Title I of ERISA; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Notwithstanding the foregoing, the Plan Administrator shall establish such a trust upon a Change in Control, if none has previously been established, and the Company shall make a contribution to such trust effective as of the date of the Change in Control in an amount equal to the sum of the value of the Participants’ Accounts under the Plan as of such date and all contributions made to the Trust as of the date of the Change in Control shall thereafter be irrevocable until all Accounts under the Plan have been paid in full.  In the event that such a trust or other arrangement is established, any Allocations under the Plan may be made in cash or in property (either in part or in whole), including common stock of the Company.

10.2                        General Creditor Status.  The Plan constitutes a mere promise by each Employer to make payments in accordance with the terms of the Plan to Participants (and their Beneficiaries) employed by that Employer.  Participants (and their Beneficiaries) shall be unsecured creditors of their Employer.  Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of any Employer or of any other person.

10.3                        Non-assignability.  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise under the Plan.

10.4                        Limitation of Participant’s Rights.  Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of an Employer, or to interfere, in any way, with an Employer’s right to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.5                        Participants Bound.  Any action with respect to the Plan taken by the Plan Administrator or a trustee (if any), or any action authorized by or taken at the direction of the Plan Administrator or a trustee (if any), shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

10.6                        Satisfaction of Claims; Unclaimed Benefits.  Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims under the Plan against the Employer, the Plan Administrator and a trustee (if any) under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or a trustee (if any) to follow the application of such funds.  In the case of a benefit payable on behalf of a Participant, if the Plan Administrator is unable to locate the Participant or beneficiary to whom such benefit is payable, upon the Plan Administrator’s determination thereof, such benefit shall be forfeited to the Company.  Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan by the Company.

10.7                        Governing Law and Severability.  The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by federal law, which shall otherwise control.  If any provision is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.8                        Not Contract of Employment.  The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person.  Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his employment at any time.

10.9                        Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

10.10                 Headings.  Headings and subheading in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

*                                         *                                         *

IN WITNESS WHEREOF, the Company has caused this Plan to be effective as of January 1, 2004 and to be executed this           day of November, 2003.

AVAYA INC.

By:
Michael J. Harrison
Vice President, Global Compensation and
Benefits

Attest: